Contact Information: China Precision Steel Dan Carlson, DanielCarlson@comcast.net	Elite IR Leslie J. Richardson, Partner +852-3183 0283 Leslie.richardson@elite-ir.com

China Precision Steel Receives NASDAQ Notice of Minimum Bid Price Non-Compliance

SHANGHAI, China, March 19, 2012 -- China Precision Steel, Inc. (NASDAQ: CPSL) ("China Precision Steel" or the "Company"), a niche precision steel processing company principally engaged in producing and selling high precision, cold-rolled steel products, announced today that it received a letter from the listing qualifications department staff of The NASDAQ Stock Market LLC (“NASDAQ”), granting China Precision Steel an additional 180 days, or until September 10, 2012, to regain compliance with NASDAQ’s minimum bid price requirement.

On September 16, 2011, China Precision Steel received a letter from NASDAQ, notifying the Company that for 30 consecutive business days the bid price of its common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements set forth in Listing Rule 5450(a)(1), and that, pursuant to Listing Rule 5810(c)(3)(A), China Precision Steel has 180 calendar days, or until March 14, 2012, to regain compliance with the minimum bid price requirement. On March 15, 2012, the Company received a second letter from NASDAQ notifying the Company that it had not regained compliance during the initial 180-day grace period, but that NASDAQ was granting the Company an additional 180-day period to regain compliance with the minimum bid price requirement. NASDAQ’s determination was based on the Company having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the NASDAQ Capital Market, with the exception of the bid price requirement, and on the Company’s written notice to NASDAQ of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split if necessary. The notice has no effect at this time on the listing of China Precision Steel's common stock, which will continue to trade under the symbol "CPSL."

If China Precision Steel cannot demonstrate compliance with Rule 5450(a)(1) by September 10, 2012, NASDAQ will provide notice to China Precision Steel that its securities may be delisted. At that time, China Precision Steel may appeal NASDAQ's decision to a Listing Qualifications Panel.

About China Precision Steel Inc.

China Precision Steel Inc. is a niche precision steel processing company principally engaged in the production and sale of high precision cold-rolled steel products and provides value added services such as heat treatment and cutting medium and high carbon hot-rolled steel strips. China Precision Steel’s high precision, ultra-thin, high strength (7.5 mm to 0.05 mm) cold-rolled steel products are mainly used in the production of automotive components, food packaging materials, saw blades and textile needles. The Company primarily sells to manufacturers in the People’s Republic of China as well as overseas markets such as Nigeria, Thailand, Indonesia and the Philippines. China Precision Steel was incorporated in 2002 and is headquartered in Sheung Wan, Hong Kong. Additional information can be found at the Company’s website http://chinaprecisionsteelinc.com.

Safe Harbor Statement

Certain statements in this press release made by China Precision Steel, Inc. constitute "forward-looking statements" for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding the ability of the Company to resolve the deficiency and regain compliance with the NASDAQ minimum bid price requirements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, business conditions in China, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which China Precision Steel, Inc. is engaged; limited availability of raw material and energy may constrain operating levels and reduce profit margins, environmental compliance and remediation could result in increased cost of capital as well as other relevant risks not included herein. The information set forth herein should be read in light of such risks. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.